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                                                                  EXHIBIT 10.20

                     EMPLOYMENT AGREEMENT OF DAVID MCDAVID, SR.

                               EMPLOYMENT AGREEMENT

           EMPLOYMENT AGREEMENT, dated as of May 1, 1998 (this "Agreement"), between ASBURY TEXAS MANAGEMENT L.L.C., a Delaware limited liability company (the "Company"), and Ben David McDavid, Sr. ("Employee").


                              W I T N E S S E T H :


           WHEREAS, the Company owns and operates certain retail motor vehicle dealerships located in the State of Texas (the "BUSINESS");

           WHEREAS, the Company desires to enter into this Agreement with Employee; and

           WHEREAS, Employee desires to have the Company agree to employment and agrees to be bound by the covenants contained herein;

           NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the Company and Employee hereby agree as follows:

           1. AGREEMENT TO EMPLOY. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Employee as its President and Chief Executive Officer and Employee hereby accepts employment in such capacity by the Company.

           2.   TERMS; POSITION AND RESPONSIBILITIES.

           (a) TERM OF EMPLOYMENT. The employment of Employee pursuant hereto shall commence on the date of this Agreement (the "EFFECTIVE DATE"), and shall remain in effect

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for an initial term expiring on the fifth anniversary of the Effective Date
(the "TERM") unless sooner terminated pursuant to the provisions of Section 6 hereof.

           (b) POSITION AND RESPONSIBILITIES. During the Term, Employee shall be responsible for the operation and management of the Company. Without limiting the generality of the foregoing, pursuant to the Limited Liability Company Agreement of the Company, dated as of November 21, 1997, as amended from time to time (the "OPERATING AGREEMENT"), Employee shall have the power and authority to take (or authorize other officers, employees or agents of the Company to take) all actions on behalf of the Company (without the need for the consent or approval of any member of the Company or any other person) that are within the ordinary course of business of the Company, unless the Board of Directors of the Company (the "BOARD") shall have previously restricted (specifically or generally) such power and authority. In addition, but without limiting the generality of the foregoing, Employee shall perform such duties and exercise such powers as are incident to the office of the President and Chief Executive Officer of a corporation organized under the Delaware General Corporation law. Employee shall report to the Board. Employee shall devote such time, consistent with his past practice, as is reasonably necessary to run the Company. Employer expressly acknowledges that Employee has other businesses, investments and interests which are not subject to this Agreement and that Employee will engage in other businesses during the Term.

           3. COMPENSATION. As full compensation for all services to be rendered by Employee in the capacities referred to in the Agreement, the Company shall pay to the Employee during the Term the salary and bonuses provided in this Section 3.

           (a) BASE SALARY. Employee shall receive an annual base salary of $500,000, payable in arrears in equal monthly installments.

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           (b)  INCENTIVE COMPENSATION. Employee shall be entitled to participate in the annual incentive compensation program established by the Company.

           4.   BENEFITS. During the Term:

           (a) GENERAL. The Company will provide life insurance, medical insurance, disability insurance and other benefits comparable to those provided to the Company's other senior executive officers;

           (b) VACATION. Employee shall be entitled to vacation consistent with his responsibility for the operation and management of the Company;

           (c) CERTAIN CLUB DUES. The Company shall reimburse Employee for annual dues, not to exceed $4,560, for membership in one country club selected by Employee; and

           (d) AUTOMOBILE. The Employee (and his family) shall be entitled to the use of two demonstrator automobiles selected from the inventory of the Business.

           5. EXPENSES. The Company shall reimburse Employee for reasonable travel, lodging, meal and out-of-pocket expenses incurred by him in connection with his performance of services hereunder upon submission of evidence, satisfactory to the Board, of the incurrence and purpose of each such expense.

           6.   TERMINATION OF EMPLOYMENT.

           (a) TERMINATION DUE TO DEATH OR DISABILITY. Employee's employment shall automatically terminate upon his death or Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental disability or infirmity that prevents the performance by Employee of his duties hereunder lasting (or likely to last, based on competent medical evidence presented to the Board) for a continuous period of nine months or longer. The reasoned and

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good faith judgment of the Board as to Disability shall be final and shall be based on written advice of an independent physician jointly selected by the Board and Employee.

           (b) TERMINATION BY THE BOARD FOR CAUSE. Employee's employment with the Company may be terminated for "Cause" by the Board. "Cause" shall mean (I) the willful failure by Employee to substantially perform his material duties and continuance of such failure for more than 20 days after the Company notifies Employee in writing that he is failing to substantially perform his duties, (II) Employee's engaging in gross misconduct that is materially injurious to the Company, criminal conduct, fraud, dishonesty or tortious misconduct, in any such case, in connection with the performance of Employee's duties, (III) Employee's conviction of, or entering a plea of NOLO CONTENDERE to, any crime that constitutes a felony or involves moral turpitude, (IV) the material breach by Employee of any written covenant or agreement with the Company or any of its affiliates not to disclose any information pertaining to the Company or any of its affiliates, including without limitation the covenant set forth in Section 8 hereof or (V) the breach by Employee of any written covenant or agreement with the Company or any of its affiliates not to compete or interfere with the Company or any of its affiliates, including without limitation the covenants set forth in Sections 7 and 9 hereof.

           (c) TERMINATION WITHOUT CAUSE. Employee's employment with the Company may be terminated "WITHOUT CAUSE" by the Board. A termination "Without Cause" shall mean a termination of employment by the Board other than due to death or Disability as described in Section 6(a) or Cause as defined in Section 6(b).

           (d) TERMINATION BY EMPLOYEE. Employee may terminate his employment for "Good Reason". "GOOD REASON" shall mean a termination of employment by Employee within 30 days following (i) any material diminution by the Board in Employee's duties or job title, except in connection with

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termination of Employee's employment for Cause as provided in Section 6(b) or death or Disability as provided in Section 6(a), (II) any requirement by the Board that Employee be based outside the Dallas/Fort Worth metropolitan area or (III) the failure of the Company timely to pay Employee's salary, bonus or benefits, PROVIDED that (X) Employee shall have given the Company written notice of the circumstances constituting Good Reason and the Company shall have failed to cure such circumstances within 20 days, (Y) Employee shall not have caused the occurrence constituting Good Reason through the exercise of his authority as an officer of the Company and (Z) nothing in this paragraph shall limit the right of Employee to recover damages or otherwise to enforce his rights under this Agreement.

           (e) NOTICE AND EFFECT OF TERMINATION. Any termination of Employee's employment by the Board pursuant to Section 6(a) (in the case of Disability), 6(b) or 6(c), or by Employee pursuant to Section 6(d), shall be communicated by a written "Notice of Termination" addressed to Employee. A "NOTICE OF TERMINATION" shall mean a notice stating that Employee's employment hereunder has been or will be terminated, indicating the specific termination provisions in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of employment.

           (f)  PAYMENTS UPON CERTAIN TERMINATION.

           (i) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. (A) In the event of a termination of Employee's employment with the Company by the Board Without Cause or a termination by Employee of his employment with the Company for Good Reason, in either case, prior to the last day of the Term, the Company shall pay to Employee his base salary at the annual base rate in effect immediately prior to the Date of Termination (as defined in Section 6(g) below) for the period from the Date of Termination through the last day of the Term, PLUS any performance-based cash bonus for the portion

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     of the calendar year preceding Employee's Date of Termination as the
     Board in its sole discretion determines to have been earned by Employee, PROVIDED that the Company may, at any time, pay to Employee in a single lump sum an amount equal to the Board's good faith determination of the present values of the installments of the base salary remaining to be paid to Employee, as of the date of such lump sum payment, calculated using a discount rate equal to the then prevailing interest rate payable on senior indebtedness of an issuer rated "B" by Moody's Investors Service or Standard & Poor's (or the then-equivalent rating) having a term as close as practicable to the period from the date of termination of employment through the last day of the term.

           (B) In addition, for so long as Employee is receiving (or, but for the lump sum payment referred to in the proviso to section 6(f)(i)(A), would receive) his base salary pursuant to the preceding sentence, Employee will continue to receive the benefits to which he was entitled pursuant to Section 4(a) as of the Date of Termination, and Employee will be entitled to any vested benefits under any employee benefit plans and, subject to the terms of the applicable stock option plan and stock option agreement, to exercise then exercisable and vested stock options.
     If for any reason at any time the Company is unable to treat Employee as being or having been an employee of the Company under any benefits plan in which he is entitled to participate and as a result thereof Employee receives reduced benefits under such plan during the period that Employee is continuing to receive his full base salary, the Company shall provide Employee with such benefits by direct payment or at the Company's option by making available equivalent benefits from other sources. During the period that Employee continues to receive his full base salary pursuant to Section 6(f)(i)(A), Employee shall not be entitled to receive incentive compensation and shall not be entitled

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     to participate in any of the Company's employee benefit plans that are introduced after the Date of Termination, except that an appropriate adjustment shall be made if such new employee benefit plan is a replacement for or amendment to an employee benefit plan in effect as of the Date of Termination.

           (ii) TERMINATION UPON DEATH OR DISABILITY. If Employee's employment shall terminate upon his death or Disability, the Company shall pay Employee his full base salary through the Date of Termination at the annual base rate in effect immediately prior to the Date of Termination, PLUS any performance-based cash bonus for the portion of the calendar year preceding Employee's Date of Termination as the Board in its discretion determines to have been earned by Employee, PROVIDED that in the case of Employee's Disability, the provisions of Section 6(f)(i)(B) shall apply to Employee as if Section 6(f)(i)(A) were otherwise applicable.

           (iii) TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION BY EMPLOYEE. If the Board shall terminate Employee's employment for Cause or if Employee shall voluntarily terminate his employment with the Company for other than Good Reason, he shall be paid his full base salary through the Date of Termination at the annual base rate in effect immediately prior to the Date of Termination, PROVIDED that Employee shall not be paid any performance-based cash bonus for the portion of the calendar year preceding Employee's Date of Termination.

           (g) DATE OF TERMINATION. As used in this Agreement, the term "DATE OF TERMINATION" shall mean (I) if Employee's employment is terminated by his death, the date of his death, (II) if Employee's employment is terminated by the Board for Cause, the date on which Notice of Termination is given as contemplated by Section 6(e), and (III) if Employee's employment is terminated by the Board Without

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Cause, due to Employee's Disability or by Employee for Good Reason, 30 days after the date on which Notice of Termination is given as contemplated by
Section 6(e) or, if no such Notice is given, 30 days after the date of termination of employment.

         (h) LIMITATION. Anything in this Agreement to the contrary notwithstanding, Employee's entitlement to or payments under Section 6(f) or under any other plan or agreement shall be limited to the extent necessary so that no payment to be made to Employee on account of termination of his employment with the Company will be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), as then in effect, but only if, by reason of such limitation, Employee's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall mean (I) the sum of all payments and benefits that Employee is then entitled to receive under Section 6(f) hereof or under any other plan or agreement that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (II) the amount of federal income tax payable with respect to the payments and benefits described in clause (i) above calculated at the maximum marginal income tax rate for each year in which such payments and benefits shall be paid to Employee (based upon the rate in effect for such year as set forth in the Code at the time of the first payment of the foregoing), less (III) the amount of excise tax imposed with respect to the payments and benefits described in clause (i) above by Section 4999 of the Code. Any limitation under this Section 6(h) of Employee's entitlement to payments shall be made in the manner and in the order directed by Employee. Upon Employee's request and if the Company qualifies under Section 280G of the Code, the Company will use its best efforts to obtain the vote of more than 75% of all of the voting interests of the Company held by persons other than Employee to approve Employee's entitlement or payments under Section 6(f) or under any other plan or agreement and to waive the restrictions of this Section 6(h).

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           7. COVENANT NOT TO COMPETE. (a) So long as Employee's employment hereunder shall continue, or as otherwise expressly consented to, approved or otherwise permitted by the Company in writing, and to the fullest extent permitted under applicable law, Employee shall not, directly or indirectly engage in, participate in, represent in any way or be connected with, as an officer, director, partner, owner, employee, agent, independent contractor, consultant, proprietor or stockholder (except for the ownership of a less than 5% stock interest in a publicly traded corporation) or otherwise, any business or activity within the State of Texas or any state in which the Company or its affiliates are engaged in the retail motor vehicle dealership business (or a related business), competing with the Business or with the businesses of such affiliate; or

           (b) If the employment of Employee hereunder is terminated, the following provisions shall apply:

              (i) The provisions of Section 7(a) shall continue in effect during the Term and for a period of two (2) years following the expiration of the Term regardless of the Date of Termination; and

              (ii) During the remainder of the Term and the two (2) year period described under Section 7(b)(i), Employee shall disclose in writing to the Company the name, address and type of business conducted by any proposed new employer of Employee if requested in writing by the Company.

           8. UNAUTHORIZED DISCLOSURE. (a) During and after the Term, without the written consent of the Board or a person authorized thereby, (I) Employee shall not disclose to any person (other than an employee or director of the Company or its affiliates, or a person to whom disclosure is reasonably necessary, appropriate or customary in connection with the performance by Employee of his duties under this Agreement) or use to compete with the Company or any of its affiliates any confidential or proprietary information,


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knowledge or data that is not theretofore publicly known and in the public domain obtained by him while in the employ of the Company with respect to the Company or any of its affiliates or with respect to any products, improvements, customers, methods of distribution, sales, prices, profits, costs, contracts (including, without limitation the terms and provisions of this Agreement), suppliers, business prospects, business methods, techniques, research, trade secrets or know-how of the Company or any of its affiliates (collectively, "PROPRIETARY INFORMATION"), and (II) Employee shall use best efforts to keep confidential any such Proprietary Information and to refrain from making any such disclosure, in each case except as may be required by law or as may be required in connection with any judicial or administrative proceedings or inquiry.

            (b) The covenant contained in this Section 8 shall survive the termination of Employee's employment pursuant to this Agreement and shall be binding upon Empoyee's heirs, successors and legal representatives.

            9. NON-SOLICITATION OF EMPLOYEES. During the Term and thereafter until two years after the Date of Termination (the "NON-SOLICITATION RESTRICTION PERIOD"), Employee shall not, directly or indirectly, for his own account or the account of any other person or entity with which he shall become associated in any capacity or in which he shall have any ownership interest, (A) solicit for employment or employ any person who, at any time during the preceding 12 months, is or was employed by or otherwise engaged (in a manner that would be interfered with by such solicitation or employment) to perform services for the Company or any of its affiliates, regardless of whether such employment or engagement is direct or through an entity with which such person is employed or associated, or otherwise intentionally interfere with the relationship of the Company or any of its affiliates with any person or entity who or which is at the time employed by or otherwise engaged to perform services for the Company or any such affiliate or (B) induce any employee of the Company or any of its


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affiliates to engage in any activity which Employee is prohibited from engaging in under Sections 7, 8, 9 and 10 hereof or to terminate his or her employment with the Company or such affiliate.

            10. RETURN OF DOCUMENTS. In the event of the termination of Employee's employment for any reason, Employee will deliver to the Company all documents and data of any nature pertaining to his work with the Company and its affiliates, and he will not take with him any documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Proprietary Information.

            11. INJUNCTIVE RELIEF WITH RESPECT TO COVENANTS. Employee acknowledges and agrees that the covenants and obligations of Employee with respect to non-competition, non-disclosure, non-solicitation, confidentiality and the property of the Company and its affiliates relate to special, unique and extraordinary matters and that, notwithstanding any other provision of this Agreement to the contrary, a violation of any of the terms of such covenants and obligations will cause the Company and its affiliates irreparable injury for which adequate remedies are not available at law. Therefore, Employee expressly agrees that the Company and its affiliates (which shall be express third-party beneficiaries of such covenants and obligations) shall be entitled to an injunction (whether temporary or permanent), restraining order or such other equitable relief (including the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Employee from committing any violation of the covenants and obligations contained in Sections 7, 8, 9 and 10 hereof. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company or any such affiliate may have at law or in equity. Further, the Employee represents that his experience and capabilities are such that the provisions of Sections 7, 8, 9 and 10 hereof will not prevent him from earning his livelihood.


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            12. ASSUMPTION OF AGREEMENT. The Company will require any successor
(by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if the Company terminated his employment Without Cause as contemplated by Section 6, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "COMPANY" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            13. ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement and the Operating Agreement constitute the entire agreements among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with Employee by any other person or entity) are merged herein and superseded hereby and thereby.

            14. INDEMNIFICATION. The Company agrees that it shall indemnify and hold harmless Employee to the fullest extent permitted by the applicable law and the Operating Agreement from and against any and all liabilities, costs, claims and expenses including, without limitation, all costs and expenses incurred in defense of litigation, including attorneys' fees, arising out of the employment of Employee


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hereunder, except to the extent arising out of or based upon the gross negligence or willful misconduct of Employee.

            15. MISCELLANEOUS.

            (a) BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the Company and their successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Employee and his heirs, executors, administrators and legal representatives. If Employee's employment is terminated by reason of his death, all amounts payable by the Company pursuant to Section 6(f)(ii) (or if Employee shall die after his employment has terminated, any remaining amount of salary and incentive compensation payable by the Company pursuant to Section 6(f)(i)) shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to his estate.

            (b) GOVERNING LAW. (i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THEREUNDER. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN ANY UNITED STATES FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR ANY OTHER COURT OF APPROPRIATE JURISDICTION SITTING IN THE STATE OF DELAWARE, AS THE PARTY BRINGING SUCH SUIT MAY ELECT IN ITS SOLE DISCRETION, AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAM THAT ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


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            (ii) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY
WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING
TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT,
OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (W) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN
THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (X) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (Y)
EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (Z) EACH SUCH PARTY HAS
BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(b)

            (c) TAXES. The Company may withhold from any payments made under this Agreement all federal, state, city or other applicable taxes as shall be required pursuant to any law, governmental regulation or ruling.

            (d) AMENDMENTS. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board or a person authorized thereby and is agreed to in writing by Employee and such officer as may be specifically designated by the Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions. No agreements or representations, oral or otherwise, express or implied, with


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respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement or the agreements listed in Section 13 above.

         (e) SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         (f) NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be (I) in writing, (II) delivered personally, by nationally recognized overnight courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (III) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, and (IV) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

              (A)  if to the Company, to it:

                   c/o Asbury Automotive Group L.L.C.
                   One Tower Bridge
                   Suite 1440
                   Conshohocken, Pennsylvania 19428
                   ATTENTION: Thomas R. Gibson
                   Telephone: (610) 260-9800
                   Fax: (610) 260-9804

with a copy to:

                   Ripplewood Holdings L.L.C.
                   One Rockefeller Plaza, 32nd Floor
                   New York, New York 10020
                   ATTENTION: Timothy C. Collins
                   Telephone: (212) 582-6700
                   Fax: (212) 582-4110



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              (B) if to Employee, to him at the address listed on the
                  signature page hereof

with a copy to:

                  Kelsoe, Anderson & Khoury, P.C.
                  5830 Alpha Road, Suite 101
                  Dallas, Texas 75240
                  ATTENTION: Robert L. Kelsoe, Esq.
                  Telephone: (972) 661-2227
                  Fax: (972) 233-4971

Copies of any notices or other communications given under this Agreement shall also be given to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  ATTENTION: Robert F. Quaintance, Jr., Esq.
                  Telephone: (212) 909-6451
                  Fax: (212) 909-6836

         (g) SURVIVAL. Sections 7, 8, 9, 10, 11, 12, 14 and, if Employee's employment terminates in a manner giving rise to a payment under Section 6(f), Sections 6(f) and (h) shall survive the termination of this Agreement and the termination of the employment of Employee.

         (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (i) HEADINGS. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

         (j) EMPLOYEE'S RECUSAL. Employee shall recuse himself from all deliberations of the Board regarding this


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Agreement, Employee's employment by the Company or related matters.







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         IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representatives and Employee has hereunto set his hand, in each case effective as of the date first above written.


                                       ASBURY TEXAS MANAGEMENT L.L.C.


                                       By:             [SIGNATURE]
                                           ------------------------------------
                                           Name:
                                           Title:



                                       Employee:


                                       /s/ Ben David McDavid, Sr.
                                       ----------------------------------------
                                                Ben David McDavid, Sr.

                                       Address:
                                                -------------------------------

                                                -------------------------------

                                                Fax:
                                                     --------------------------

                                                Tel:
                                                     --------------------------



Attest


            [SIGNATURE]
-----------------------------------
Name:



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